For period ending  3/31/00
File number 811 -  5104

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77(C).      Matters submitted to a vote of security holders.

a.          Annual meeting of shareholders:  November 18, 1999

a.1         Directors elected:
            Richard G. Capen, Jr., H. Frederick Christie, Don R.
            Conlan, Diane C. Creel, Martin Fenton, Leonard R. Fuller, Abner D. Goldstine, Paul G. Haaga, Jr., Richard G.
            Newman, and Frank M. Sanchez.

a.2 Ratification or rejection of a proposed amendment to the Fund's Articles of Incorporation to reduce the par value per share:

            Votes:                  Against                 Abstain
            Affirmative             1,100,668               1,067,169
            18,473,380

(Broker Non-Votes:  4,400,207)

a.3 Ratification or rejection of a proposal to permit the Fund to invest up to 25% of its net assets in below investment-grade debt securities:

            Votes:                  Against                 Abstain
            Affirmative             2,690,035               1,008,430
            16,942,752

(Broker Non-Votes:  4,400,207)

a.4 Ratification or rejection of proposed changes to the Fund's investment restrictions:

            To amend the restriction regarding lending activities;

            Votes:                  Against                 Abstain
            Affirmative             1,790,886               1,097,627
            17,752,704

(Broker Non-Votes:  4,400,207)

To eliminate the restriction regarding pledging assets;

            Votes:                  Against                 Abstain
            Affirmative             1,731,201               1,104,344
            17,805,672

(Broker Non-Votes:  4,400,207)

To eliminate the restriction regarding affiliated ownership;


            Votes:                  Against                 Abstain
            Affirmative             1,852,661               1,117,343
            17,671,213

(Broker Non-Votes:  4,400,207)

To eliminate the restriction regarding investments in unseasoned issuers:

            Votes:                  Against                 Abstain
            Affirmative             1,859,770               1,120,342
            17,661,105

(Broker Non-Votes:  4,400,207)

To eliminate the restriction regarding restricted/illiquid

securities:

            Votes:                  Against                 Abstain
            Affirmative             1,838,427               1,200,747
            17,602,043

(Broker Non-Votes:  4,400,207)

a.5 Ratification or rejection of the election by the Board of Directors of Deloitte & Touche LLP as the independent public accountant for the Fund:

            Votes:                  Against                 Abstain
            Affirmative             294,381                 690,930
            24,056,113

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